Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

(As Amended through July 23, 2018)

OF

DIAMOND OFFSHORE DRILLING, INC.

(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting (the “Annual Meeting of Stockholders”) of the holders of such classes or series of capital stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of Diamond Offshore Drilling, Inc. (the “Company”) for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be designated by resolution of the Board of Directors or, in the event that no such date is so designated, on the second Tuesday in May of each year, at such hour (within ordinary business hours) as shall be stated in the notice of the meeting. If the day so designated shall be a legal holiday, then such meeting shall be held on the next succeeding business day. Each such annual meeting shall be held at such place, within or without the State of Delaware, as shall be determined by the Board of Directors.

The Annual Meeting of Stockholders may be adjourned by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Company, to extend the period of time for the solicitation of proxies) from time to time and place to place until such presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

At the Annual Meeting of Stockholders, the only business which shall be conducted thereat shall be that which shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement or addendum thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise brought before the meeting by a stockholder in the manner prescribed immediately below. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have delivered timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year’s annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or public disclosure thereof was otherwise made.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be transacted, (b) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (c) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Any stockholder who desires to propose any matter at an annual meeting shall, in addition to the aforementioned requirements described in clauses (a) through (d), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), irrespective of whether the Company is then subject to such Rule or said Exchange Act. In addition, if the stockholder’s ownership of shares of the Company, as set forth in the notice, is solely beneficial (and not of record) documentary evidence satisfactory to the Company of such ownership must accompany the notice in order for such notice to be considered validly and timely received.

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that any business which was not properly brought before the meeting is out of order and shall not be transacted at the meeting.

SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting shall only be called by order of a majority of the entire Board of Directors or by the Chairman of the Board of Directors or by the President of the Company, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state with reasonable specificity the purpose or purposes for which the meeting is to be held and the business proposed to be transacted thereat.

SECTION 4. Stockholder Lists. The Secretary shall prepare and make, or cause to be prepared and made, at least 10 calendar days before every meeting of stockholders, a true and complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 calendar days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

SECTION 5. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority in voting power of the then issued and outstanding shares of all classes and series of stock of the Company entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law, the Certificate of Incorporation or these By-laws, shall be decided by the vote of the holders of a majority in voting power of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority in voting power of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal from the meeting by any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence any Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the holders of a majority in voting power of the shares entitled to vote thereat present in person or by proxy at the meeting. The Secretary of the Company, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint an appropriate person present at the meeting to act as secretary.

SECTION 7. Voting; Proxies; Required Vote. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Company on the applicable record date fixed by applicable law or pursuant to these By-laws in respect of each matter properly presented to the meeting. At all elections of directors the voting may (but need not) be by ballot.

Except as provided in Section 12 of Article II of these By-laws and except for contested elections, each director shall be elected by the vote of the majority of the votes cast with respect to such director at any meeting for the election of directors at which a quorum is present. For purposes of this Section 7: (i) an election is contested when (a) the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 3 of Article II of these By-laws and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders; and (ii) a majority of the votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. The Board of Directors shall require any incumbent director nominee who is not elected to tender his or her resignation to the Board of Directors. The Board of Directors shall then establish a committee to consider any such resignation and make recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. In contested elections, directors shall be elected by a plurality of the votes cast. For the avoidance of doubt, any vacancies on the Board of Directors as a result of a resignation contemplated by this Section 7 may be filled by the Board of Directors in accordance with Section 12 of Article II of these By-laws.

Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the holders of a majority in voting power of the shares entitled to vote thereat present in person or by proxy.

SECTION 8. Inspectors. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting shall appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business, property and affairs of the Company shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be no less than three nor more than eleven, as may be fixed from time to time by action of a majority of the entire Board of Directors. The use of the phrase “entire Board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors who are not officers or other employees of the Company may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Nomination of Directors. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or, to the extent permitted by this Section 3, by any holder of record of capital stock of the Company entitled to vote generally in the election of directors. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors only in accordance with the procedures specified in the next sentence, and only if written notice of such stockholder’s intent to make such nomination or nominations has been received, either by hand delivery or by United States mail, postage prepaid, by the Secretary of the Company not later than (i) with respect to an election to be held at the Annual Meeting of Stockholders, not less than 90 calendar days prior to the anniversary date of the date of the immediately preceding annual meeting (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth calendar day following the date on which notice of such meeting is first delivered to stockholders. Each such notice from a stockholder shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 4. Quorum and Manner of Voting. Except as otherwise provided by law or the Certificate of Incorporation, a majority of the entire Board of Directors shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 6. Annual Meeting. Following the Annual Meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the Annual Meeting of Stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held on the third Tuesday of each January, April, July and October at such place and time as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

SECTION 9. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least five days before the meeting, or by telefaxing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Company shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation and Removal. Any director may voluntarily resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. In addition, a director shall tender his or her resignation to the Board of Directors when required in accordance with Section 7 of Article I of these By-laws, and any such resignation shall become effective if so determined by the Board of Directors, as provided in Section 7 of Article I of these By-laws. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Company (other than the Common Stock) then outstanding, any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of the outstanding shares entitled to vote at an election of directors.

SECTION 12. Vacancies. Vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until their successors are elected and qualified.

SECTION 13. Board Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Indemnification

SECTION 1. Indemnification. (a) The Company shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto and in the manner prescribed thereby.

(b) The Company shall pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

ARTICLE IV

Committees

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees which, to the extent lawful, shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law or set forth in these By-laws, the presence of at least one-third (1/3) of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee; provided, however, that in the event a committee is comprised of two members, the presence of any one of the then appointed members of such committee shall constitute a quorum for the transaction of business by that committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Committee Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Executive Committee. (a) The Board of Directors, by resolution, shall appoint from its members an Executive Committee consisting of the Chairman of the Board and the President and such other directors as it may choose to appoint. Each member of the Executive Committee shall continue to be a member thereof only so long as he remains a director and at the pleasure of the Board of Directors. Any vacancies on the Executive Committee may be filled by the Board of Directors.

(b) The Executive Committee, between meetings of the Board of Directors, shall have and may exercise, except as otherwise provided by law, all the powers of the Board of Directors in the management of the property, business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, the Executive Committee shall have the express power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended.

(c) At each meeting of the Executive Committee, one of the following shall act as chairman of the meeting and preside thereat in the following order of precedence:

(i) the Chairman of the Executive Committee, who shall be appointed from the members of the Executive Committee by the Board of Directors;

(ii) the Chairman of the Board; or

(iii) the President.

The Secretary of the Company shall act as secretary at all meetings of the Executive Committee when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

(d) Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Board, the President or the Chairman of the Executive Committee and shall be called by the Secretary of the Corporation on the request of a majority of the Executive Committee. Notice of each special meeting of the Executive Committee shall be given to each member thereof by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his residence or usual place of business at least two days before the day on which such meeting is to be held or shall be sent addressed to him at such place by telecopy, telegraph, cable, wireless or other form of recorded communication or be delivered personally or by telephone a reasonable time in advance of the time at which such meeting is to be held. Notice of any such meeting need not, however, be given to any member of the Executive Committee if he shall be present at such meeting. Any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given if all the members of the Executive Committee shall be present thereat. Such notice shall specify the time and place of the meeting, but, except as otherwise expressly provided by law, the purposes thereof need not be stated in such notice. Subject to the provisions of these By-laws, the Executive Committee may fix its own rules of procedure, and it shall keep a record of its proceedings and report them to the Board at the next regular or special meeting thereof after such proceedings shall have been taken. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by any such revision or alteration.

(e) Except as otherwise provided by law, a majority of the Executive Committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof shall be the act of the Executive Committee. In the absence of a quorum, a majority of the members of the Executive Committee present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given. The Executive Committee shall act only as a committee and the individual members shall have no power as such.

(f) Any member of the Executive Committee may resign therefrom at any time by giving written notice of his resignation to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, it shall take effect immediately upon its receipt; and, except as specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(g) In addition to the foregoing, in the absence or disqualification of a member of the Executive Committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

SECTION 5. Audit Committee. The Board of Directors, by resolution, shall appoint from its members an Audit Committee consisting of at least two directors, each of which shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The Audit Committee shall:

(a) Prior to each Annual Meeting of Stockholders, submit a recommendation in writing to the Board of Directors for the selection of independent public accountants to be appointed by the Board of Directors in advance of the Annual Meeting of Stockholders, subject to ratification or rejection by the stockholders at such meeting;

(b) Consult, at least annually, with the independent public accountants with regard to the proposed plan of audit and from time to time consult privately with them and also with the internal auditor and the Controller with regard to the adequacy of internal controls;

(c) Upon completion of the report of audit by the independent public accountants and before the date of the Annual Meeting of Stockholders, (i) review the financial statements of the Company, and (ii) meet with the independent public accountants and review with them the results of their audit and any recommendations made to the management; and

(d) Periodically, but at least annually, review the terms of all material transactions and arrangements entered into between the Company and its affiliates and subsidiaries.

SECTION 6. Term; Termination. In the event any person shall cease to be a director of the Company, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

Officers

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Company, which shall include a Chief Executive Officer, a Chief Financial Officer, a President and a Secretary, and may include, by election or appointment, a Chief Operating Officer, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Controller, a Treasurer and such Assistant Treasurers, Assistant Controllers, Assistant Secretaries, and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or (except in the case of the Chief Executive Officer) the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified or until their earlier resignation or removal. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Company may be fixed by the Board of Directors or in such manner as the Board of Directors shall otherwise provide.

SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Company and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by an affirmative vote of a majority of the Board of Directors.

SECTION 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the directors and shall have such other authority as from time to time may be assigned by the Board of Directors. The Chairman of the Board of Directors shall not, solely by virtue of his or her capacity as such, be an officer of the Company.

SECTION 5. (a) Chief Executive Officer. The Chief Executive Officer of the Company shall have such duties as customarily pertain to that office; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article V; and may execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and instruments.

(b) President. The President of the Company shall have general management and supervision of the property, business and affairs of the Company and over its other officers (other than the Chief Executive Officer); may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article V; and may execute and deliver in the name of the Company powers of attorney, contracts, bonds and other obligations and instruments.

(c) Chief Operating Officer. The Chief Operating Officer of the Company shall in general have all duties incident to such position, including, without limitation, general management and supervision of the operational affairs of the Company and the supervision and assignment of the duties of all other operational officers and personnel employed by the Company, and shall have such other duties as may be assigned by the Board of Directors or the President.

SECTION 6. Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to such position, including, without limitation, the organization and review of all accounting, tax and related financial matters involving the Company, the implementation of appropriate Company financial controls and procedures, and the supervision and assignment of the duties of all other financial officers and personnel employed by the Company, and shall have such other duties as may be assigned by the Board of Directors or the President.

SECTION 7. Vice-President. A Vice-President may execute and deliver in the name of the Company contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.

SECTION 9. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors, the President or any Vice President.

SECTION 10. Controller. The Controller shall in general have all the duties incident to the office of Controller and such other duties as may be assigned by the Board of Directors or the Chief Financial Officer.

SECTION 11. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE VI

Books and Records

SECTION 1. Location. The books and records of the Company may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary or by the transfer agent or registrar as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Company.

SECTION 3. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Certificates Representing Stock

SECTION 1. Certificates; Signatures. The shares of the Company may be uncertificated or certificated, in such form as shall be approved by the Board of Directors, as provided under the General Corporation Law of Delaware, as amended from time to time. Every holder of stock, upon written request to the transfer agent or registrar of the Company, shall be entitled to have a certificate, signed by or in the name of the Company by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Company.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Company shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to law or a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 2. Transfers of Stock. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, including, without limitation, the restrictions set forth in the Certificate of Incorporation, and upon the payment of all taxes due thereon, shares of capital stock shall be transferable on the books of the Company only by the holder of record thereof, if such shares are certificated, in person, or by duly authorized attorney or legal representative, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 5 of this Article VII, if applicable), properly endorsed, or upon proper instructions from the holder of uncertificated shares, in each case with such proof of the authenticity of signature as the Company or its transfer agent may reasonably require. Upon such surrender to the Company or a transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 5 of this Article VII, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Company is a party or of which the Company has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Company to issue a new certificate or evidence the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 3. Ownership of Shares. The Company shall be entitled to treat the holder of record of any share or shares of capital stock of the Company as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 4. Fractional Shares. The Company may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Company may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Company or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient, not inconsistent with these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of shares, and of certificates representing shares, of capital stock of the Company.

SECTION 5. Lost, Stolen or Destroyed Certificates. The Company may issue (1) a new certificate of stock or (2) uncertificated shares in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give the

Company a bond sufficient to indemnify the Company and each transfer agent and registrar against any and all claims that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

ARTICLE VIII

Dividends

Subject always to provisions of applicable law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds or other property legally available for the payment of dividends shall be declared as dividends and paid to holders of the capital stock of the Company; the division of the whole or any part of such funds or other property of the Company shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds or other property among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Board of Directors shall think conducive to the interest of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Company and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Company shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Company shall commence on January 1, and end on December 31, of each and every calendar year.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by the Certificate of Incorporation or by these By-laws, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer, the Treasurer or any other person designated by said Chief Financial Officer, whether or not an employee of the Company, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Company in accordance with the written instructions of said Chief Financial Officer, Treasurer, or other person so designated by said Chief Financial Officer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Company, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments in the name and on behalf of the Company in connection with the rights and powers incident to the ownership of stock by the Company. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Company may attend and vote at any meeting of stockholders of any company in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Forum Selection

Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, stockholder, employee or agent of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company arising pursuant to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Company or any current or former director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article XIII.

ARTICLE XIV

Amendments

SECTION 1. Except as otherwise set forth in Section 2 of this Article XIV, these By-laws may be altered or repealed at the Annual Meeting of Stockholders or at any special meeting of the stockholders, in each case, at which a quorum is present or represented, provided in the case of a special meeting that notice of the proposed alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock entitled to vote at such meeting and present or represented thereat (in person or by proxy), or by the affirmative vote of a majority of the Board of Directors, at any regular meeting or any special meeting of the board.

SECTION 2. Notwithstanding any other provisions of these By-laws (including Section 1 of this Article XIV), the adoption by stockholders of any alteration, amendment, change, addition to or repeal of all or any part of Sections 1, 2, 3, 5, and 7 of Article I, Sections 2, 3, 4, 11 and 12 of Article II or Section 2 of this Article XIV of these By-laws, or the adoption by stockholders of any other provision of these By-laws which is inconsistent with or in addition to such Sections of these By-laws shall require the affirmative vote of the holders of not less than 66 2/3% of the votes entitled to be cast by the holders of all then outstanding capital stock of the Company entitled to vote thereon.